Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(7,746,988)
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,830,058
Dividend Income	146,997
Interest Income	235,802
ETF Transaction Fees	700
Total Income (Loss)	$(5,533,431)

Expenses
General Partner Management Fees	$46,512
Professional Fees	36,843
Brokerage Commissions	6,929
Directors' Fees and insurance	2,013
License fees	1,162
Total Expenses	$93,459
Net Income (Loss)	$(5,626,890)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/24	$96,468,208
Additions (100,000 Shares)	5,694,077
Net Income (Loss)	(5,626,890)

Net Asset Value End of Month	$96,535,395
Net Asset Value Per Share (1,650,000 Shares)	$58.51

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596